Exhibit 3.22
F I L E D
IN THE OFFICE OF THE SECRETARY
OF STATE OF THE STATE OF OREGON.
JAN 6 1988
CORPORATION DIVISION

Submit the Original	STATE OF OREGON
and One True Copy	CORPORATION DIVISION
331.115) $40.00	158 12th Street NE
Salem, OR 97310

Registry Number:	ARTICLES OF INCORPORATION
Office Use Only)	BUSINESS CORPORATION

PLEASE TYPE OF PRINT LEGIBLY IN BLACK INK

Article 1:	Name of the corporation: Agri-Tech, Inc.

Note:	The name must contain the word “Corporation,” “Company,” “Incorporated,” or “Limited” or an abbreviation of one of such words.

Article 2:	Number of shares the corporation will have authority to issue: 1,000 no par value

Article 3:	Name of the initial registered agent: Gary Barton

Address of initial registered office (Must be a street address in Oregon which is identical to the registered agent’s business office):

744 NW 4th	Corvallis	OREGON	97330

Street and Number	City		Zip Code

Mailing address of registered agent (if different from the registered office):

same

Street & Number or PO Box	City	State	Zip Code

(C/O:)
Article 4:	Address where the Division may mail notices:	(Attn:)

Same as above

Street & Number or PO Box	City	State	Zip Code

Article 5:	Name and address of each incorporator:

Scott A. Fewel

456 SW Monroe #101, Corvallis

Article 6:	Optional Provisions (Attach additional sheets, if necessary):

Execution:	/s/ Scott A. Fewel	Scott A. Fewel	INCORPORATOR

	Signature	Printed Name	Title

INCORPORATOR

Signature	Printed Name	Title

Person to contact about this filing:	Scott A. Fewel	752-5154

	Name	Daytime Phone Number
Submit the original and the true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310, with the fee of $30.00 and the surcharge of $10.00 — Total $40.00. PLEASE DO NOT SEND CASH. If you have questions, call (503) 378-4166.
AC-1 (6/87) 831.115 ($40.00)
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

Submit the original and one true copy $10.00 Registry Number: 099555-84	SECRETARY OF STATE Corporation Division Business Registry 158 12th Street NE Salem, OR 97310-0210 (503) 378-4166	THIS SPACE FOR OFFICE USE ONLY FILED AUG 12 1993 Secretary of State
ARTICLES OF AMENDMENT
By Incorporators, Directors or Shareholders
PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.	Name of the corporation prior to amendment:
Aqri-Tech, Inc.

2.	State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.
Article # 1: Name of Corporation: Aqri-Tech, Inc. of Oregon

3.	The amendment(s) was adopted on 7-1, 1993. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.	Check the appropriate statement:
☐	Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series	Number of shares	Number of votes	Number of votes	Number of votes
of shares	outstanding	entitled to be cast	cast for	cast against

☑	Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐	The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

Execution:	/s/ William B. Webber	William B. Webber	President

	Signature	Printed name	Title

Person to contact about this filing:	Cathy Turley	(503) 757-0011

	Name	Daytime phone number
Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.
BC-2 (9191)
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

FILED AUG 30 1999 SECRETARY OF STATE
ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
AGRI-TECH, INC. OF OREGON
          1. The name of the corporation is Agri-Tech, Inc. of Oregon.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE 6. ELIMINATION OF LIABILITY
          “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
          “1. Any act or omission occurring before the date this provision becomes effective;
          “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
          “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
          “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
          “5. Any transaction from which the director derived an improper personal benefit.
          “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to time, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
          “C. No amendment to or repeal of this Article 6, or adoption of any provision of these Articles of Incorporation inconsistent with this Article 6, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article 6 and pertains to any
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article 6 unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article 6 shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE 7. INDEMNIFICATION
          “D. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article 7 shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
          “E. Indemnification provided under this Article 7 shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
          “F. The right to indemnification conferred by this Article 7 shall be considered a contract right between the corporation and the person entitled to indemnity under this Article 7.
          “G. In addition to any rights set forth above in this Article 7, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
          3. The date each amendment was adopted is August 18, 1999.
Page 2 — ARTICLES OF AMENDMENT
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

          4. The amendments were approved by the shareholders. Five hundred shares of the corporation are outstanding, 500 votes are entitled to be cast on the amendments, 500 votes were cast for the amendments, and no votes were cast against the amendments.

Agri-Tech, Inc. of Oregon
By	/s/ Gary A. Barton
Gary A. Barton, Vice President

Page 3 — ARTICLES OF AMENDMENT
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED